SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2019

iQSTEL Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55984	45-2808620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Aragon Avenue, Suite 375 Coral Gables, FL 33134	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 951-8191

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

SECTION 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The disclosures concerning the entry into material definitive agreements contained in Item 5.02 are incorporated herein by reference into this Item 1.01.

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 2, 2019, our board of directors approved employment and indemnification agreements in favor of our Chief Executive Officer, Leandro Iglesias, our Chief Financial Officer, Alvaro Cardona, and our Chief Commercial Officer, Juan Carlos Lopez Silva.

The three year employment agreement with Mr. Iglesias provides that we will compensate him with a salary of $14,000 monthly and he is eligigle for a bonus of 3% of our net income payable 15 days after our annual report is filed. If we do not have the cash available, the agreement provides that Mr. Iglesias may convert his accrued salary/bonus into shares of our common stock at the average price of our common stock during the last 10 traiding days after applying a discount of 10%.

Mr. Iglesias agreed to two year non-compete and non-solicit restrictive covenants. If Mr. Iglesias is terminated for cuase he shall forfeit any rights to severance, which is available to him in the event of termination without cause.

The three year employment agreement with Mr. Cardona provides that we will compensate him with a salary of $12,000 monthly and he is eligigle for a bonus of 3% of our net income payable 15 days after our annual report is filed. If we do not have the cash available, the agreement provides that Mr. Cardona may convert his accrued salary/bonus into shares of our common stock at the average price of our common stock during the last 10 traiding days after applying a discount of 10%.

Mr. Cardona agreed to two year non-compete and non-solicit restrictive covenants. If Mr. Cardona is terminated for cuase he shall forfeit any rights to severance, which is available to him in the event of termination without cause.

The three year employment agreement with Mr. Lopez provides that we will compensate him with a salary of $10,000 monthly and he is eligigle for a bonus of 3% of our net income payable 15 days after our annual report is filed. If we do not have the cash available, the agreement provides that Mr. Lopez may convert his accrued salary/bonus into shares of our common stock at the average price of our common stock during the last 10 traiding days after applying a discount of 10%.

Mr. Lopez agreed to two year non-compete and non-solicit restrictive covenants. If Mr. Lopez is terminated for cuase he shall forfeit any rights to severance, which is available to him in the event of termination without cause.

The foregoing description of the employment and indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment and Indemnifications Agreements filed as Exhibits 10.1 to 10.3 hereto and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01Financial Statements and Exhibits

No.	Description
10.1	Employment and Indemnification Agreements with Mr. Iglesias, dated May 2, 2019
10.2	Employment and Indemnification Agreements with Mr. Cardona, dated May 2, 2019
10.3	Employment and Indemnification Agreements with Mr. Lopez, dated May 2, 2019
10.4	Board Consent Employee and Indemnification Agreements, dated May 2, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iQSTEL Inc.

/s/ Leandro Iglesias
Leandro Iglesias
President
Date: May 3, 2019